UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  April 30, 2008

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 33-99736-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement For Joseph H. Nehmen, Senior Vice President of Operations

On April 30, 2008, Tanger Properties Limited Partnership (the “Company”) entered into an amended and restated employment agreement with Joseph H. Nehmen effective as of January 1, 2008.  The term of Mr. Nehmen’s contract expires on December 31, 2010; however, his contract term will be automatically extended for one additional year on January 1 of each year unless his employment is terminated, or the Company give’s written notice to him within 180 days prior to such January 1 that the contract term will not be automatically extended.  Mr. Nehmen’s annual base salary for 2008 will be $295,470 and for subsequent years thereafter may be an amount agreed upon by Mr. Nehmen and the Company but may not be less than $295,470.

If Mr. Nehmen’s employment is terminated by reason of death or disability, he or his estate will receive as additional compensation an amount equal to his annual base salary for the contract year in which the termination occurs and a pro rata portion of the annual bonus that would have been payable to him for that contract year had termination not occurred. Further, if Mr. Nehmen’s employment is terminated by the Company without Cause, or by Mr. Nehmen for Good Reason, as those terms are defined in the agreement, Mr. Nehmen will receive a severance payment equal to 300% of his annual base salary for the current contract year, to be paid in monthly or bi-weekly installments in accordance with the Company’s regular pay schedule over the succeeding 12 months.

During the respective term of his employment and for a period of one hundred eighty (180) days thereafter (one year if Mr. Nehmen receives a severance payment of 300% of his annual base salary), Mr. Nehmen shall not,

(1)
engage in activities involving the development or operation of a manufacturers outlet shopping center which is located within a radius of fifty (50) miles of a retail shopping facility which, within the 365 day period ending on the date of the termination of his employment hereunder, was owned (with an effective ownership interest of 50% or more), directly or indirectly, by the Company or was operated by the Company;

(2)
engage in activities involving the development or operation of a manufacturers outlet shopping center which is located within a radius of fifty (50) miles of any site which, within the 365 day period ending on the date of the termination of his employment hereunder, the Company or its affiliate negotiated to acquire and/or lease for the development or operation of a retail shopping facility;

(3)
engage in activities involving the development or operation of any other type of retail shopping facility which is located within a radius of five (5) miles of, and competes directly for tenants with, a retail shopping facility which, within the 365 day period ending on the date of the termination of his employment hereunder, was (i) under development by the Company or its affiliate; (ii) owned (with an effective ownership interest of 50% or more), directly or indirectly, by the Company; or (iii) operated by the Company.

Employment Agreement For Lisa J. Morrison, Senior Vice President of Leasing

On April 30, 2008, Tanger Properties Limited Partnership (the “Company”) entered into an amended and restated employment agreement with Lisa J. Morrison effective as of January 1, 2008. The term of Ms. Morrison’s contract expires on December 31, 2010; however, her contract term will be automatically extended for one additional year at the end of the initial term or extended term unless her employment is terminated, or she or the Company give written notice to the other within 180 days prior to the end of the initial term or extended term that the contract term shall not be extended.  Ms. Morrison’s annual base salary for 2008 will be $231,500 and for subsequent years thereafter may be an amount agreed upon by Ms. Morrison and the Company but may not be less than $231,500.

In addition, Ms. Morrison will be paid a bonus for the 2008 contract year, and if approved by the Board of Directors, for each year thereafter, the lesser of (i) one hundred percent (100%) of her annual base salary in effect on the last day of such calendar year and (ii) an amount equal to nine and sixteen one-hundredths percent (9.16%) of the total commissions earned by Qualified Leasing Representatives, as that term is defined in the agreement, for such contract year. If the amount calculated in clause (ii) above exceeds 100% of Ms. Morrison’s annual base salary, the excess will be carried over to the next contract year and added to the amount determined under clause (ii) in the calculation of her annual cash bonus for the next contract year.

If Ms. Morrison’s employment is terminated by reason of death or disability, she or her estate will receive as additional compensation an amount equal to fifty percent (50%) of her annual base salary for the contract year in which the termination occurs and a pro rata portion of the annual bonus that would have been payable to her for that contract year had termination not occurred. Further, if Ms. Morrison’s employment is terminated by the Company without Cause, or by Ms. Morrison for Good Reason, as those terms are defined in the agreement, Mr. Morrison will receive a severance payment equal to the sum of (1) 100% of her annual base salary for the current contract year and (2) the average of her annual bonuses earned over the three consecutive preceding contract years, to be paid in monthly or bi-weekly installments in accordance with the Company’s regular pay schedule over the succeeding 12 months.

During the respective term of her employment and for a period of one hundred eighty (180) days thereafter (one year if Ms. Morrison receives a severance payment as describe above), Ms. Morrison shall not,

(1)
engage in activities involving the development or operation of a manufacturers outlet shopping center which is located within a radius of fifty (50) miles of a retail shopping facility which, within the 365 day period ending on the date of the termination of her employment hereunder, was owned (with an effective ownership interest of 50% or more), directly or indirectly, by the Company or was operated by the Company;

(2)
engage in activities involving the development or operation of a manufacturers outlet shopping center which is located within a radius of fifty (50) miles of any site which, within the 365 day period ending on the date of the termination of her employment hereunder, the Company or its affiliate negotiated to acquire and/or lease for the development or operation of a retail shopping facility;

(3)
engage in activities involving the development or operation of any other type of full price retail shopping facility which is located within a radius of five (5) miles of, and competes directly for tenants with, a full price retail shopping facility which, within the 365 day period ending on the date of the termination of her employment hereunder, was (i) under development by the Company or its affiliate; (ii) owned (with an effective ownership interest of 50% or more), directly or indirectly, by the Company; or (iii) operated by the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are included with this Report:

Exhibit 10.8	Amended and Restated Employment Agreement for Lisa J. Morrison effective as of January 1, 2008.

Exhibit 10.9	Amended and Restated Employment Agreement for Joseph H. Nehmen effective as of January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 5, 2008

TANGER FACTORY OUTLET CENTERS, INC.

By:/s/ Frank C. Marchisello Jr.
             Frank C. Marchisello, Jr.
     Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:TANGER GP TRUST, its sole general partner

By:/s/ Frank C. Marchisello Jr.
             Frank C. Marchisello, Jr.
     Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit 10.8	Amended and Restated Employment Agreement for Lisa J. Morrison effective as of January 1, 2008.

Exhibit 10.9	Amended and Restated Employment Agreement for Joseph H. Nehmen effective as of January 1, 2008.